EXHIBIT 99.1

15 West 6th Street, Suite 900 · Tulsa, Oklahoma 74119 · (918) 513-4570 · Fax: (918) 513-4571
www.laredopetro.com
Laredo Petroleum Announces Second-Quarter 2021 Financial and Operating Results
TULSA, OK - August 4, 2021 - Laredo Petroleum, Inc. (NYSE: LPI) ("Laredo" or the "Company") today announced its second-quarter 2021 financial and operating results.
Second-Quarter 2021 Highlights
•Announced agreements to purchase the assets of Sabalo Energy, LLC ("Sabalo") and divest of 37.5% of the Company's legacy proved developed producing reserves, transforming Laredo's expected future production mix and Free Cash Flow1 trajectory
•Incurred capital expenditures of $95 million, excluding non-budgeted acquisitions and leasehold expenditures, and completed 16 wells during second-quarter 2021
•Completed and began flowing back the 13-well Davis package in Howard County, the Company's third Howard County development package and first developed on wider spacing
•Produced an average of 85,924 barrels of oil equivalent ("BOE") per day and 26,440 barrels of oil per day ("BOPD"), both increases of 9% from the first quarter of 2021
•Held flaring/venting to just 0.29% of produced gas, despite delayed third-party connections to tank batteries and downtime at third-party facilities
•Sold 714,526 shares for net proceeds of $45.6 million through the Company's at-the-market equity program ("ATM program"), completing the program
Subsequent Highlights
•Closed Sabalo acquisition and divestment of legacy proved developed producing reserves on July 1, 2021
•Issued $400 million of senior unsecured notes due 2029 and utilized proceeds to reduce the balance on the Company's senior secured credit facility
•Extended the maturity of the Company's senior secured credit facility until 2025, with the borrowing base reaffirmed at $725 million
"During 2021, we have significantly accelerated Laredo's transformation," stated Jason Pigott, President and Chief Executive Officer. "The combined Sabalo purchase and sale of legacy proved developed reserves increased our oil cut and added additional oil-weighted inventory. We continued to optimize our development in Howard County by increasing operational efficiency and completing our first wider-spaced development package. We improved our financial flexibility by completing a $75 million ATM program, extending the maturity of our senior secured credit facility and issuing $400 million of unsecured notes to reduce the balance on our credit facility. These actions, and our talented workforce, position us well to continue driving a rapid rate of change as we focus on our principles of adding high-margin inventory, risk management and continuous improvement to create long-term value for our investors."
Second-Quarter 2021 Financial Results
For the second quarter of 2021, the Company reported a net loss attributable to common stockholders of $132.7 million, or $10.47 per diluted share, which included a $159.3 million non-cash loss on derivatives. Adjusted Net Income1 for the second quarter of 2021 was $22.0 million, or $1.71 per adjusted diluted share. Adjusted EBITDA1 for the second quarter of 2021 was $97.0 million.
1Non-GAAP financial measure; please see supplemental reconciliations of GAAP to non-GAAP financial measures at the end of this release.
Operations Summary
In the second quarter of 2021, Laredo's total production averaged 85,924 BOE per day, including oil production of 26,440 BOPD. As previously announced, in mid-to-late June, the Company’s production operations in Howard County were impacted by a combination of delayed third-party connections to tank batteries, downtime at third-party facilities due to weather-related events and lost power in the field. Laredo estimates that the curtailments and shut-ins reduced second-quarter 2021 total production by approximately 900 BOE per day, including approximately 700 BOPD of oil production. Absent these interruptions, the Company's oil production would have been above the midpoint of its oil production guidance range for second-quarter 2021.
Laredo maintained its commitment to reducing the flaring/venting of produced gas during the second quarter of 2021. Despite the challenges associated with the third-party delays and downtime, the Company only flared/vented 0.29% of produced gas during the quarter. Through the first half of 2021, Laredo has flared/vented 0.25% of produced gas, down from 0.71% for full-year 2020.
The Company completed 16 wells during second-quarter 2021, three more than anticipated. Operational efficiencies continued to reduce Laredo's time to drill and complete wells versus budgeted expectations, which pulled forward activity and resulted in the three additional completions during the quarter. Estimated drilling, completions and equipment cost during second-quarter 2021 remained at $525 per foot as Laredo's sand mine in Howard County protected the Company from rising sand prices and continued completions efficiencies offset other service cost pressures.
The Company's 13-well Davis package was completed during second-quarter 2021. This was Laredo's third well package in Howard County and the Company's first package developed on wider spacing in the Wolfcamp-A formation. Although production data is still limited, the Davis package is outperforming Laredo's first two Howard County packages that were developed on tighter spacing by 19%.
The Company is currently operating three drilling rigs and one completions crew in Howard and Glasscock counties. One of the three rigs was inherited with the Sabalo acquisition and is currently drilling an eight-well package that was spud prior to the closing of the acquisition. Laredo expects to release the third rig when drilling is completed and to utilize a second completions crew through the end of third-quarter 2021 to complete the package. The Company expects to complete a total of 17 wells during third-quarter 2021, comprised of the remaining nine wells of the 12-well West package and eight wells of the 12-well Worthy/Buchanan package.
Operational and General and Administrative Expenses
Unit lease operating expense ("LOE") for the second quarter of 2021 was $2.53 per BOE, a decrease of 5% from the first quarter of 2021. Beginning in third-quarter 2021, the Company expects unit LOE to approach $4.00 per BOE as more of Laredo's production comes from Howard County after the closing of the Sabalo acquisition and the sale of working interests in certain producing reserves in Laredo's legacy acreage. The expected unit LOE increase reflects the Company's production shift away from legacy acreage with a production oil cut of approximately 20% to acreage in Howard County with a production oil cut of approximately 80%.
Cash long-term incentive plan ("LTIP") expense of $0.92 per BOE for second-quarter 2021 reflects the 209% appreciation in Laredo's stock price during the quarter. This expense is highly correlated to price changes in the Company's stock and would have been approximately $0.25 per BOE had the price remained at first-quarter 2021 levels. At a stock price of approximately $55, the expected expense for third-quarter 2021 is ($0.20) per BOE.
Incurred Capital Expenditures
During the second quarter of 2021, total incurred capital expenditures were $95 million, excluding non-budgeted acquisitions and leasehold expenditures, comprised of $79 million in drilling and completions activities, $4 million in land, exploration and data related costs, $6 million in infrastructure, including Laredo Midstream Services investments, and $6 million in other capitalized costs.
The Company remains in line with its updated full-year 2021 capital budget, excluding non-budgeted acquisitions and leasehold expenses, of $420 million. Laredo expects incurred capital expenditures of approximately $150 million in third-quarter 2021, reflecting transitional activity associated with the integration of the Sabalo acquisition. Incurred capital expenditures for fourth-quarter 2021 are expected to decrease to approximately $105 million as the Company's development activity returns to normalized levels.
Liquidity
At June 30, 2021, the Company had outstanding borrowings of $380 million on its $725 million senior secured credit facility, resulting in available capacity, after the reduction for outstanding letters of credit, of $301 million. Including cash and cash equivalents of $194 million, total liquidity was $495 million. The cash and cash equivalents balance reflects funds that were subsequently utilized to close the Sabalo transaction on July 1, 2021.
On July 16, 2021, Laredo closed an offering of $400 million in aggregate principal amount of senior unsecured notes due 2029. In conjunction with the closing of the notes offering, the maturity of the Company's senior secured credit facility was extended until 2025 and the borrowing base was reaffirmed at $725 million.

At August 4, 2021, the Company had outstanding borrowings of $70 million on its $725 million senior secured credit facility, resulting in available capacity, after the reduction for outstanding letters of credit, of $611 million. Including cash and cash equivalents of $62 million, total liquidity was $673 million.
Third-Quarter 2021 Guidance
The table below reflects the Company's guidance for total and oil production for the third and fourth quarters of 2021. Additionally, the Company is reiterating its updated full-year 2021 total and oil production guidance.

	3Q-21E	4Q-21E	FY-21E
Total production (MBOE per day)	74.5 - 77.5	77.5 - 80.5	77.0 - 80.0
Oil production (MBOPD)	33.5 - 35.5	37.5 - 39.5	30.5 - 31.5
The table below reflects the Company's guidance for selected revenue and expense items for the third quarter of 2021.

3Q-21E
Average sales price realizations (excluding derivatives):
Oil (% of WTI)	99%
NGL (% of WTI)	35%
Natural gas (% of Henry Hub)	75%

Net settlements received (paid) for matured commodity derivatives ($ MM):
Oil	($48)
NGL	($29)
Natural gas	($17)

Other ($ MM):
Net income (expense) of purchased oil	($6.8)

Selected average costs & expenses:
Lease operating expenses ($/BOE)	$3.90
Production and ad valorem taxes (% of oil, NGL and natural gas sales revenues)	6.50%
Transportation and marketing expenses ($/BOE)	$1.60
General and administrative expenses (excluding LTIP, $/BOE)	$1.65
General and administrative expenses (LTIP cash, $/BOE)	($0.20)
General and administrative expenses (LTIP non-cash, $/BOE)	$0.25
Depletion, depreciation and amortization ($/BOE)	$8.00
Conference Call Details
On Thursday, August 5, 2021, at 7:30 a.m. CT, Laredo will host a conference call to discuss its second-quarter 2021 financial and operating results and management's outlook, the content of which is not part of this earnings release. A slide presentation providing summary financial and statistical information that will be discussed on the call will be posted to the Company's website and available for review. The Company invites interested parties to listen to the call via the Company's website at www.laredopetro.com, under the tab for "Investor Relations." Portfolio managers and analysts who would like to participate on the call should dial 877.930.8286 (international dial-in 253.336.8309), using conference code 3698069, 10 minutes prior to the scheduled conference time. A telephonic replay will be available two hours after the call on August 5, 2021 through Thursday, August 12, 2021. Participants may access this replay by dialing 855.859.2056, using conference code 3698069.
About Laredo
Laredo Petroleum, Inc. is an independent energy company with headquarters in Tulsa, Oklahoma. Laredo's business strategy is focused on the acquisition, exploration and development of oil and natural gas properties, primarily in the Permian Basin of West Texas.
Additional information about Laredo may be found on its website at www.laredopetro.com.
Forward-Looking Statements
This press release and any oral statements made regarding the contents of this release, including in the conference call referenced herein, contain forward-looking statements as defined under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, that address activities that Laredo assumes, plans, expects, believes, intends, projects, indicates, enables, transforms, estimates or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. The forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events.
General risks relating to Laredo include, but are not limited to, the decline in prices of oil, natural gas liquids and natural gas and the related impact to financial statements as a result of asset impairments and revisions to reserve estimates, the ability of the Company to execute its strategies, including its ability to successfully identify and consummate strategic acquisitions at purchase prices that are accretive to its financial results and to successfully integrate acquired businesses, assets and properties, oil production quotas or other actions that might be imposed by the Organization of Petroleum Exporting Countries and other producing countries ("OPEC+"), the outbreak of disease, such as the coronavirus ("COVID-19") pandemic, and any related government policies and actions, changes in domestic and global production, supply and demand for commodities, including as a result of the COVID-19 pandemic and actions by OPEC+, long-term performance of wells, drilling and operating risks, the increase in service and supply costs, tariffs on steel, pipeline transportation and storage constraints in the Permian Basin, the possibility of production curtailment, hedging activities, the impacts of severe weather, including the freezing of wells and pipelines in the Permian Basin due to cold weather, possible impacts of litigation and regulations, the impact of the Company's transactions, if any, with its securities from time to time, the impact of new laws and regulations, including those regarding the use of hydraulic fracturing, the impact of new environmental, health and safety requirements applicable to the Company's business activities, the possibility of the elimination of federal income tax deductions for oil and gas exploration and development and other factors, including those and other risks described in its Annual Report on Form 10-K for the year ended December 31, 2020, Current Report on Form 8-K, filed with the Securities and Exchange Commission ("SEC") on May 11, 2021, and those set forth from time to time in other filings with the SEC. These documents are available through Laredo's website at www.laredopetro.com under the tab "Investor Relations" or through the SEC's Electronic Data Gathering and Analysis Retrieval System at www.sec.gov. Any of these factors could cause Laredo's actual results and plans to differ materially from those in the forward-looking statements. Therefore, Laredo can give no assurance that its future results will be as estimated. Any forward-looking statement speaks only as of the date on which such statement is made. Laredo does not intend to, and disclaims any obligation to, correct update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.
The SEC generally permits oil and natural gas companies, in filings made with the SEC, to disclose proved reserves, which are reserve estimates that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions, and certain probable and possible reserves that meet the SEC's definitions for such terms. In this press release and the conference call, the Company may use the terms "resource potential," "resource play," "estimated ultimate recovery" or "EURs," "type curve" and "standardized measure," each of which the SEC guidelines restrict from being included in filings with the SEC without strict compliance with SEC definitions. These terms refer to the Company’s internal estimates of unbooked hydrocarbon quantities that may be potentially discovered through exploratory drilling or recovered with additional drilling or recovery techniques. "Resource potential" is used by the Company to refer to the estimated quantities of hydrocarbons that may be added to proved reserves, largely from a specified resource play potentially supporting numerous drilling locations. A "resource play" is a term used by the Company to describe an accumulation of hydrocarbons known to exist over a large areal expanse and/or thick vertical section potentially supporting numerous drilling locations, which, when compared to a conventional play, typically has a lower geological and/or commercial development risk. "EURs" are based on the Company’s previous operating experience in a given area and publicly available information relating to the operations of producers who are conducting operations in these areas. Unbooked resource potential and "EURs" do not constitute reserves within the meaning of the Society of Petroleum Engineer’s Petroleum Resource Management System or SEC rules and do not include any proved reserves. Actual quantities of reserves that may be ultimately recovered from the Company’s interests may differ substantially from those presented herein. Factors affecting ultimate recovery include the scope of the Company’s ongoing drilling program, which will be directly affected by the availability of capital, decreases in oil, natural gas liquids and natural gas prices, well spacing, drilling and production costs, availability and cost of drilling services and equipment, lease expirations, transportation constraints, regulatory approvals, negative revisions to reserve estimates and other factors, as well as actual drilling results, including geological and mechanical factors affecting recovery rates. "EURs" from reserves may change significantly as development of the Company’s core assets provides additional data. In addition, the Company's production forecasts and expectations for future periods are dependent upon many assumptions, including estimates of production decline rates from existing wells and the undertaking and outcome of future drilling activity, which may be affected by significant commodity price declines or drilling cost increases. "Type curve" refers to a production profile of a well, or a particular category of wells, for a specific play and/or area. The "standardized measure" of discounted future new cash flows is calculated in accordance with SEC regulations and a discount rate of 10%. Actual results may vary considerably and should not be considered to represent the fair market value of the Company’s proved reserves.
This press release and any accompanying disclosures include financial measures that are not in accordance with generally accepted accounting principles ("GAAP"), such as Adjusted EBITDA, Adjusted Net Income and Free Cash Flow. While management believes that such measures are useful for investors, they should not be used as a replacement for financial measures that are in accordance with GAAP. For a reconciliation of such non-GAAP financial measures to the nearest comparable measure in accordance with GAAP, please see the supplemental financial information at the end of this press release.
Unless otherwise specified, references to "average sales price" refer to average sales price excluding the effects of the Company's derivative transactions.
All amounts, dollars and percentages presented in this press release are rounded and therefore approximate.

Laredo Petroleum, Inc.
Selected operating data

	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020
	(unaudited)		(unaudited)
Sales volumes:
Oil (MBbl)	2,406	2,843	4,590	5,498
NGL (MBbl)	2,551	2,752	4,872	5,219
Natural gas (MMcf)	17,169	17,817	32,799	34,329
Oil equivalents (MBOE)(1)(2)	7,819	8,565	14,928	16,439
Average daily oil equivalent sales volumes (BOE/D)(2)	85,924	94,117	82,475	90,324
Average daily oil sales volumes (BOPD)(2)	26,440	31,241	25,357	30,209
Average sales prices(2):
Oil ($/Bbl)(3)	$65.55	$24.66	$62.19	$34.57
NGL ($/Bbl)(3)	$17.05	$4.81	$17.48	$4.75
Natural gas ($/Mcf)(3)	$1.81	$0.61	$1.96	$0.44
Average sales price ($/BOE)(3)	$29.71	$10.99	$29.13	$13.99
Oil, with commodity derivatives ($/Bbl)(4)	$47.00	$50.46	$46.06	$53.42
NGL, with commodity derivatives ($/Bbl)(4)	$10.40	$7.60	$10.81	$7.24
Natural gas, with commodity derivatives ($/Mcf)(4)	$1.46	$0.91	$1.55	$0.93
Average sales price, with commodity derivatives ($/BOE)(4)	$21.05	$21.09	$21.10	$22.10
Selected average costs and expenses per BOE sold(2):
Lease operating expenses	$2.53	$2.40	$2.59	$2.59
Production and ad valorem taxes	1.88	0.81	1.88	0.98
Transportation and marketing expenses	1.37	1.31	1.53	1.50
Midstream service expenses	0.09	0.10	0.10	0.12
General and administrative (excluding LTIP)	1.60	1.02	1.48	1.17
Total selected operating expenses	$7.47	$5.64	$7.58	$6.36
General and administrative (LTIP):
LTIP cash	$0.92	$0.05	$0.59	$0.04
LTIP non-cash	$0.18	$0.17	$0.21	$0.21
Depletion, depreciation and amortization	$5.11	$7.77	$5.23	$7.78
_______________________________________________________________________________
(1)BOE is calculated using a conversion rate of six Mcf per one Bbl.
(2)The numbers presented are calculated based on actual amounts that are not rounded.
(3)Price reflects the average of actual sales prices received when control passes to the purchaser/customer adjusted for quality, certain transportation fees, geographical differentials, marketing bonuses or deductions and other factors affecting the price received at the delivery point.
(4)Price reflects the after-effects of the Company's commodity derivative transactions on it's average sales prices. The Company's calculation of such after-effects includes settlements of matured commodity derivatives during the respective periods in accordance with GAAP and an adjustment to reflect premiums incurred previously or upon settlement that are attributable to commodity derivatives that settled during the respective periods.

Laredo Petroleum, Inc.
Consolidated balance sheets

(in thousands, except share data)	June 30, 2021	December 31, 2020
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$193,543	$48,757
Accounts receivable, net	90,609	63,976
Derivatives	—	7,893
Other current assets	18,665	15,964
Total current assets	302,817	136,590
Property and equipment:
Oil and natural gas properties, full cost method:
Evaluated properties	8,053,975	7,874,932
Unevaluated properties not being depleted	62,248	70,020
Less accumulated depletion and impairment	(6,889,399)	(6,817,949)
Oil and natural gas properties, net	1,226,824	1,127,003
Midstream service assets, net	109,681	112,697
Other fixed assets, net	31,548	32,011
Property and equipment, net	1,368,053	1,271,711
Derivatives	423	—
Operating lease right-of-use assets	19,231	17,973
Other noncurrent assets, net	96,282	16,336
Total assets	$1,786,806	$1,442,610
Liabilities and stockholders' equity
Current liabilities:
Accounts payable and accrued liabilities	$49,783	$38,279
Accrued capital expenditures	32,641	28,275
Undistributed revenue and royalties	46,285	24,728
Derivatives	256,460	31,826
Operating lease liabilities	15,143	11,721
Other current liabilities	89,363	62,766
Total current liabilities	489,675	197,595
Long-term debt, net	1,306,112	1,179,266
Derivatives	61,514	12,051
Asset retirement obligations	67,587	64,775
Operating lease liabilities	6,573	8,918
Other noncurrent liabilities	9,627	1,448
Total liabilities	1,941,088	1,464,053
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized and zero issued as of June 30, 2021 and December 31, 2020	—	—
Common stock, $0.01 par value, 22,500,000 shares authorized and 13,572,872 and 12,020,164 issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	136	120
Additional paid-in capital	2,473,709	2,398,464
Accumulated deficit	(2,628,127)	(2,420,027)
Total stockholders' equity	(154,282)	(21,443)
Total liabilities and stockholders' equity	$1,786,806	$1,442,610

Laredo Petroleum, Inc.
Condensed consolidated statements of operations

	Three months ended June 30,		Six months ended June 30,
(in thousands, except per share data)	2021	2020	2021	2020
	(unaudited)		(unaudited)
Revenues:
Oil, NGL and natural gas sales	$232,326	$94,143	$434,783	$230,028
Midstream service revenues	1,257	2,281	2,553	4,964
Sales of purchased oil	60,788	14,164	107,265	80,588
Total revenues	294,371	110,588	544,601	315,580
Costs and expenses:
Lease operating expenses	19,771	20,591	38,689	42,631
Production and ad valorem taxes	14,737	6,938	28,020	16,182
Transportation and marketing expenses	10,690	11,181	22,817	24,725
Midstream service expenses	700	815	1,558	1,985
Costs of purchased oil	64,737	16,117	114,653	95,414
General and administrative	21,101	10,659	34,174	23,221
Organizational restructuring expenses	9,800	4,200	9,800	4,200
Transaction expenses	1,741	—	1,741	—
Depletion, depreciation and amortization	39,976	66,574	78,085	127,876
Impairment expense	1,613	406,448	1,613	593,147
Other operating expenses	1,158	1,117	2,301	2,223
Total costs and expenses	186,024	544,640	333,451	931,604
Operating income (loss)	108,347	(434,052)	211,150	(616,024)
Non-operating income (expense):
Gain (loss) on derivatives, net	(216,942)	(90,537)	(371,307)	207,299
Interest expense	(25,870)	(27,072)	(51,816)	(52,042)
Loss on extinguishment of debt	—	—	—	(13,320)
Other, net	482	(967)	1,789	(1,478)
Total non-operating income (expense), net	(242,330)	(118,576)	(421,334)	140,459
Loss before income taxes	(133,983)	(552,628)	(210,184)	(475,565)
Income tax benefit:
Deferred	1,322	7,173	2,084	4,756
Total income tax benefit	1,322	7,173	2,084	4,756
Net loss	$(132,661)	$(545,455)	$(208,100)	$(470,809)
Net loss per common share:
Basic	$(10.47)	$(46.75)	$(16.92)	$(40.44)
Diluted	$(10.47)	$(46.75)	$(16.92)	$(40.44)
Weighted-average common shares outstanding:
Basic	12,674	11,667	12,298	11,642
Diluted	12,674	11,667	12,298	11,642

Laredo Petroleum, Inc.
Condensed consolidated statements of cash flows

	Three months ended June 30,		Six months ended June 30,
(in thousands)	2021	2020	2021	2020
	(unaudited)		(unaudited)
Cash flows from operating activities:
Net loss	$(132,661)	$(545,455)	$(208,100)	$(470,809)
Adjustments to reconcile net loss to net cash provided by operating activities:
Share-settled equity-based compensation, net	1,730	1,694	3,798	4,070
Depletion, depreciation and amortization	39,976	66,574	78,085	127,876
Impairment expense	1,613	406,448	1,613	593,147
Mark-to-market on derivatives:
(Gain) loss on derivatives, net	216,942	90,537	371,307	(207,299)
Settlements (paid) received for matured derivatives, net	(57,607)	86,872	(98,781)	134,595
Premiums (paid) received for commodity derivatives	—	(50,593)	9,041	(51,070)
Loss on extinguishment of debt	—	—	—	13,320
Deferred income tax benefit	(1,322)	(7,173)	(2,084)	(4,756)
Other, net	4,883	5,936	10,360	12,857
Cash flows from operating activities before changes in operating assets and liabilities, net	73,554	54,840	165,239	151,931
Change in current assets and liabilities, net	47,507	8,750	30,248	27,458
Change in noncurrent assets and liabilities, net	(4,515)	(1,617)	(7,790)	(7,827)
Net cash provided by operating activities	116,546	61,973	187,697	171,562
Cash flows from investing activities:
Acquisitions of oil and natural gas properties, net	—	(687)	—	(23,563)
Capital expenditures:
Oil and natural gas properties	(97,748)	(106,563)	(166,077)	(241,939)
Midstream service assets	(1,232)	(1,000)	(1,561)	(1,761)
Other fixed assets	(685)	(1,240)	(1,236)	(2,069)
Proceeds from dispositions of capital assets, net of selling costs	118	677	307	728
Net cash used in investing activities	(99,547)	(108,813)	(168,567)	(268,604)
Cash flows from financing activities:
Borrowings on Senior Secured Credit Facility	230,000	—	245,000	—
Payments on Senior Secured Credit Facility	(70,000)	—	(120,000)	(100,000)
Issuance of January 2025 Notes and January 2028 Notes	—	—	—	1,000,000
Extinguishment of debt	—	—	—	(808,855)
Proceeds from issuance of common stock, net of costs	45,626	—	72,492	—
Other, net	(1,903)	(190)	(395)	(19,213)
Net cash provided by (used in) financing activities	203,723	(190)	197,097	71,932
Net increase (decrease) in cash, cash equivalents and restricted cash	220,722	(47,030)	216,227	(25,110)
Cash, cash equivalents and restricted cash, beginning of period	44,262	62,777	48,757	40,857
Cash, cash equivalents and restricted cash, end of period	$264,984	$15,747	$264,984	$15,747

Laredo Petroleum, Inc.
Total Cash, Cash Equivalents and Restricted Cash
The following table presents the Company's cash, cash equivalents and restricted cash as of the dates presented:

	As of June 30,
(in thousands)	2021	2020
	(unaudited)
Cash and cash equivalents	$193,543	$15,747
Restricted cash(1)	71,441	—
Total cash, cash equivalents and restricted cash	$264,984	$15,747
_____________________________________________________________________________
(1)    Under the terms of the Sabalo/Shad purchase and sale agreements, the Company deposited into third-party escrow accounts an amount equal to $71.4 million, which is included in "Other noncurrent assets, net" on the unaudited consolidated balance sheets as of June 30, 2021.

Laredo Petroleum, Inc.
Total Incurred Capital Expenditures
The following table presents the components of the Company's incurred capital expenditures, excluding non-budgeted acquisition costs, for the periods presented:

	Three months ended June 30,		Six months ended June 30,
(in thousands)	2021	2020	2021	2020
	(unaudited)		(unaudited)
Oil and natural gas properties	$102,822	$75,941	$171,271	$228,809
Midstream service assets	979	671	1,855	1,594
Other fixed assets	944	1,774	1,544	2,597
Total incurred capital expenditures, excluding non-budgeted acquisition costs	$104,745	$78,386	$174,670	$233,000

Laredo Petroleum, Inc.
Supplemental reconciliations of GAAP to non-GAAP financial measures

Non-GAAP financial measures
The non-GAAP financial measures of Free Cash Flow, Adjusted Net Income and Adjusted EBITDA, as defined by the Company, may not be comparable to similarly titled measures used by other companies. Therefore, these non-GAAP financial measures should be considered in conjunction with net income or loss and other performance measures prepared in accordance with GAAP, such as operating income or loss or cash flows from operating activities. Free Cash Flow, Adjusted Net Income and Adjusted EBITDA should not be considered in isolation or as a substitute for GAAP measures, such as net income or loss, operating income or loss or any other GAAP measure of liquidity or financial performance.
Free Cash Flow (Unaudited)
Free Cash Flow is a non-GAAP financial measure that the Company defines as net cash provided by operating activities (GAAP) before changes in operating assets and liabilities, net, less incurred capital expenditures, excluding non-budgeted acquisition costs. Free Cash Flow does not represent funds available for future discretionary use because it excludes funds required for future debt service, capital expenditures, acquisitions, working capital, income taxes, franchise taxes and other commitments and obligations. However, management believes Free Cash Flow is useful to management and investors in evaluating operating trends in its business that are affected by production, commodity prices, operating costs and other related factors. There are significant limitations to the use of Free Cash Flow as a measure of performance, including the lack of comparability due to the different methods of calculating Free Cash Flow reported by different companies.
The following table presents a reconciliation of net cash provided by operating activities (GAAP) to Free Cash Flow (non-GAAP) for the periods presented:

	Three months ended June 30,		Six months ended June 30,
(in thousands)	2021	2020	2021	2020
	(unaudited)		(unaudited)
Net cash provided by operating activities	$116,546	$61,973	$187,697	$171,562
Less:
Change in current assets and liabilities, net	47,507	8,750	30,248	27,458
Change in noncurrent assets and liabilities, net	(4,515)	(1,617)	(7,790)	(7,827)
Cash flows from operating activities before changes in operating assets and liabilities, net	73,554	54,840	165,239	151,931
Less incurred capital expenditures, excluding non-budgeted acquisition costs:
Oil and natural gas properties(1)	102,822	75,941	$171,271	$228,809
Midstream service assets(1)	979	671	1,855	1,594
Other fixed assets	944	1,774	1,544	2,597
Total incurred capital expenditures, excluding non-budgeted acquisition costs	104,745	78,386	$174,670	$233,000
Free Cash Flow (non-GAAP)	$(31,191)	$(23,546)	$(9,431)	$(81,069)
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(1)Includes capitalized share-settled equity-based compensation and asset retirement costs.

Adjusted Net Income (Unaudited)
Adjusted Net Income is a non-GAAP financial measure that the Company defines as income or loss before income taxes (GAAP) plus adjustments for mark-to-market on derivatives, premiums paid or received for commodity derivatives that matured during the period, impairment expense, gains or losses on disposal of assets, other non-recurring income and expenses and adjusted income tax expense. Management believes Adjusted Net Income helps investors in the oil and natural gas industry to measure and compare the Company's performance to other oil and natural gas companies by excluding from the calculation items that can vary significantly from company to company depending upon accounting methods, the book value of assets and other non-operational factors.
The following table presents a reconciliation of loss before income taxes (GAAP) to Adjusted Net Income (non-GAAP) for the periods presented:

	Three months ended June 30,		Six months ended June 30,
(in thousands, except per share data)	2021	2020	2021	2020
	(unaudited)		(unaudited)
Loss before income taxes	$(133,983)	$(552,628)	$(210,184)	$(475,565)
Plus:
Mark-to-market on derivatives:
(Gain) loss on derivatives, net	216,942	90,537	371,307	(207,299)
Settlements (paid) received for matured derivatives, net	(57,607)	86,872	(98,781)	134,595
Net premiums paid for commodity derivatives that matured during the period(1)	(10,183)	—	(21,188)	(477)
Organizational restructuring expenses	9,800	4,200	9,800	4,200
Transaction expenses	1,741	—	1,741	—
Impairment expense	1,613	406,448	1,613	593,147
Loss on extinguishment of debt	—	—	—	13,320
(Gain) loss on disposal of assets, net	(66)	(152)	6	450
Write-off of debt issuance costs	—	1,103	—	1,103
Adjusted income before adjusted income tax expense	28,257	36,380	54,314	63,474
Adjusted income tax expense(2)	(6,217)	(8,004)	(11,949)	(13,964)
Adjusted Net Income (non-GAAP)	$22,040	$28,376	$42,365	$49,510
Net income (loss) per common share:
Basic	$(10.47)	$(46.75)	$(16.92)	$(40.44)
Diluted	$(10.47)	$(46.75)	$(16.92)	$(40.44)
Adjusted Net Income per common share:
Basic	$1.74	$2.43	$3.44	$4.25
Diluted	$1.74	$2.43	$3.44	$4.25
Adjusted diluted	$1.71	$2.43	$3.40	$4.23
Weighted-average common shares outstanding:
Basic	12,674	11,667	12,298	11,642
Diluted	12,674	11,667	12,298	11,642
Adjusted diluted	12,886	11,686	12,476	11,697
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(1)Reflects net premiums paid previously or upon settlement that are attributable to derivatives settled in the respective periods presented.
(2)Adjusted income tax expense is calculated by applying a statutory tax rate of 22% for each of the periods ended June 30, 2021 and 2020.

Adjusted EBITDA (Unaudited)
Adjusted EBITDA is a non-GAAP financial measure that the Company defines as net income or loss (GAAP) plus adjustments for share-settled equity-based compensation, depletion, depreciation and amortization, impairment expense, mark-to-market on derivatives, premiums paid or received for commodity derivatives that matured during the period, accretion expense, gains or losses on disposal of assets, interest expense, income taxes and other non-recurring income and expenses. Adjusted EBITDA provides no information regarding a company's capital structure, borrowings, interest costs, capital expenditures, working capital movement or tax position. Adjusted EBITDA does not represent funds available for future discretionary use because it excludes funds required for debt service, capital expenditures, working capital, income taxes, franchise taxes and other commitments and obligations. However, management believes Adjusted EBITDA is useful to an investor in evaluating the Company's operating performance because this measure:
•is widely used by investors in the oil and natural gas industry to measure a company's operating performance without regard to items that can vary substantially from company to company depending upon accounting methods, the book value of assets, capital structure and the method by which assets were acquired, among other factors;
•helps investors to more meaningfully evaluate and compare the results of the Company's operations from period to period by removing the effect of its capital structure from its operating structure; and
• is used by management for various purposes, including as a measure of operating performance, in presentations to the Company's board of directors and as a basis for strategic planning and forecasting.
There are significant limitations to the use of Adjusted EBITDA as a measure of performance, including the inability to analyze the effect of certain recurring and non-recurring items that materially affect the Company's net income or loss and the lack of comparability of results of operations to different companies due to the different methods of calculating Adjusted EBITDA reported by different companies. The Company's measurements of Adjusted EBITDA for financial reporting as compared to compliance under its debt agreements differ.
The following table presents a reconciliation of net loss (GAAP) to Adjusted EBITDA (non-GAAP) for the periods presented:

	Three months ended June 30,		Six months ended June 30,
(in thousands)	2021	2020	2021	2020
	(unaudited)		(unaudited)
Net loss	$(132,661)	$(545,455)	$(208,100)	$(470,809)
Plus:
Share-settled equity-based compensation, net	1,730	1,694	3,798	4,070
Depletion, depreciation and amortization	39,976	66,574	78,085	127,876
Impairment expense	1,613	406,448	1,613	593,147
Organizational restructuring expenses	9,800	4,200	9,800	4,200
Transaction expenses	1,741	—	1,741	—
Mark-to-market on derivatives:
(Gain) loss on derivatives, net	216,942	90,537	371,307	(207,299)
Settlements (paid) received for matured derivatives, net	(57,607)	86,872	(98,781)	134,595
Net premiums paid for commodity derivatives that matured during the period(1)	(10,183)	—	(21,188)	(477)
Accretion expense	1,158	1,117	2,301	2,223
(Gain) loss on disposal of assets, net	(66)	(152)	6	450
Interest expense	25,870	27,072	51,816	52,042
Loss on extinguishment of debt	—	—	—	13,320
Write-off of debt issuance costs	—	1,103	—	1,103
Income tax benefit	(1,322)	(7,173)	(2,084)	(4,756)
Adjusted EBITDA (non-GAAP)	$96,991	$132,837	$190,314	$249,685
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(1)Reflects net premiums paid previously or upon settlement that are attributable to derivatives settled in the respective periods presented.

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Investor Contact:
Ron Hagood
918.858.5504
rhagood@laredopetro.com